ALS Phase 2a Clinical Trial Update May 31, 2022 Exhibit 99.2

Forward-Looking Statements This presentation contains forward‐looking statements that involves substantial risks and uncertainties. Any statements about the company’s future expectations, plans and prospects, including statements about its strategy, future operations, development of its product candidates, and other statements containing the words “believes,” “anticipates,” “plans,” “expects,” “estimates,” “intends,” “predicts,” “projects,” “targets,” “could,” “may,” and similar expressions, constitute forward‐looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, although not all forward‐looking statements include such identifying words. Forward‐looking statements include, but are not limited to statements regarding: expectations regarding the timing for the commencement and completion of product development or clinical trials; the rate and degree of market acceptance and clinical utility of the company’s products; the company’s commercialization, marketing and manufacturing capabilities and strategy; the company’s intellectual property position and strategy; the company’s ability to identify additional products or product candidates with significant commercial potential; the company’s estimates regarding expenses, future revenue, capital requirements and needs for additional financing; developments relating to the company’s competitors and industry; and the impact of government laws and regulations. Actual results may differ materially from those indicated by such forward‐looking statements as a result of various important factors, including: the ability to develop commercially viable product formulations; the sufficiency of the company’s cash resources; the ability to obtain necessary regulatory and ethics approvals to commence additional clinical trials; whether data from early clinical trials will be indicative of the data that will be obtained from future clinical trials; whether the results of clinical trials will warrant submission for regulatory approval of any investigational product; whether any such submission will receive approval from the United States Food and Drug Administration or equivalent foreign regulatory agencies and, if we are able to obtain such approval for an investigational product, whether it will be successfully distributed and marketed. These risks and uncertainties, as well as other risks and uncertainties that could cause the company’s actual results to differ significantly from the forward‐looking statements contained herein, are discussed in our annual report on Form 10‐K for the year ended December 31, 2021, and other filings with the SEC which can be found at www.sec.gov. Any forward‐looking statements contained in this presentation speak only as of the date hereof and not of any future date, and the company expressly disclaims any intent to update any forward‐looking statements, whether as a result of new information, future events or otherwise.

Tegoprubart: Pipeline in a Product Opportunity

Product Candidate	Indication	Development Stage				Anticipated Milestones
		Pre-clinical	Phase 1	Phase 2	Phase 3	
Tegoprubart (AT-1501)	Amyotrophic Lateral Sclerosis (ALS)	→	→	→		✓ Phase 2 top-line data in 2Q2022
	Kidney Transplantation	→	→			Enroll first Phase 1b patient Interim data readout late 2022
	Islet Cell Transplantation for Type 1 Diabetes	→	→	→		Enroll first Phase 2 patient Interim data readout late 2022
	IgA Nephropathy	→	→	→		On-going enrollment Interim data readout late 2022
AT-2001	Autoimmune Indications	→				Pre-clinical animal studies

Note: Development plans and timelines may change, including based on US and global regulatory interactions.

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Eledon Pharmaceuticals

Characterized by gradual, progressive muscle weakness  Affects ~30,000 Americans ~5,000 new cases diagnosed annually in the US and ~600,000 cases globally Average age of 55 at time of diagnosis Only 10% of ALS cases are hereditary ALS Overview & Market Opportunity People with ALS ultimately lose the ability to ambulate, move their arms, talk, swallow, and breath independently On average, death occurs between 3 to 5 years from diagnosis, most often from respiratory failure or cachexia Very high 5-year ALS morbidity and mortality despite two FDA approved treatments

Pathophysiology of Amyotrophic Lateral Sclerosis

Pathophysiology in the Periphery

1. Protein misfolding and cytoskeletal changes decrease axon transport
2. Deficits in axon transport result in loss of neuromuscular junctions and muscle atrophy
3. Macrophages phagocytose Schwann cells and neurons resulting in demyelination and presenting antigens to infiltrating T cells
4. Pro-inflammatory T cells and macrophages cross the blood brain barrier



Blood Vessel
Macrophage & T cell Extravasation
Myelin & NFL Fragments
Denervation & Neuromuscular Junction Loss
Periphery



Activated T cell and Macrophage extravasation
Microglial & Astrocyte Activation Neurotoxicity

Pathophysiology in the CNS

5. Infiltrating pro-inflammatory T cells and macrophages result in microglial activation
6. Pro-inflammatory microglia secrete pro-inflammatory cytokines activating astrocytes
7. Astrocyte activation results in neurotoxicity

CNS



CD4 T cell
CD8 T cell
B cell
Macrophage
Microglia
Astrocyte

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Eledon Pharmaceuticals

Mechanism Overview of CD40L Inflammatory Signaling

- Interaction of CD40 with CD40L on immune cells **mediates activation of the co-stimulatory immune pathway**, controlling "cross talk" between the adaptive and innate immune systems
- Maximal activation of inflammatory system is a 3-step process requiring co-stimulatory signaling
  - **Step 1:** Major histocompatibility complexes (MHC) and CD3/TCR engagement
  - **Step 2:** CD40 and CD40L binding resulting in cell division and clonal expansion
  - **Step 3:** Pro-inflammatory response by polarized T cells expressing inflammatory chemokines and cytokines
- Blocking CD40L shifts polarization from pro-inflammatory signaling to T cell anergy, apoptosis, and polarization to a Treg environment
  - Blocking CD40L thus **does not generally result in lymphopenia** often seen with immunosuppressive agents tegoprubart
T CELL
B CELL
T cell dependent antigen
CD40L
CD40
BCR
TCR
CD40L
tegoprubart
Peptide-MHC II
CD40
APC

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Blocking CD40L Ameliorates Disease in SOD1 Mice



Proportion at Peak
1.00
0.75
0.50
0.25
0.00
A
B
CTRL
DRUG
30 40 50 60 70 80
15 25 35 45 55 65
Time (days)
Proportion Onset or Survival
C
D
95 105 115 125 135 145
110 120 130 140 150
Age (days)

Blocking CD40L improves body-weight maintenance, delays disease onset and extends survival in SOD1 mice

A. Kaplan-Meier time-to-event analysis for time required to attain peak body weight. Time to peak was not significantly ($p = 0.35$) changed by anti-CD40L treatment
B. Body-weight maintenance was significantly ($p = 0.0413$) improved by anti-CD40L treatment
C. Time-to-event analysis for disease onset (neurological severity score of 2) was significantly ($p = 0.0038$) delayed by anti-CD40L treatment
D. Time-to-event analysis for age at which mice died was significantly ($p = 0.0043$) prolonged by anti-CD40L treatment

Source: Lincecum, 2010.

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Eledon

Inflammatory Pathways are Activated in the Periphery in ALS Animal Models Source: Lincecum, 2010. Onset of paralysis Day 70 Activation of Inflammatory Pathway in ALS Rodent Skeletal Model D30 D60 D100 D100 Macrophages accumulate on peripheral nerves in skeletal muscle Staining shows Myelin (Red), Macrophages (Green), and Nuclei (Blue)

Blocking CD40L Reduces Neuroinflammation and Improves Motor Neuron Survival in SOD1 Mice Source: Lincecum, 2010. Anti-CD40L treatment reduces neuroinflammation in the spinal cord resulting in improved motor neuron survival Anti-CD40L (MR1) treatment reduces macrophage infiltrate and “attack” of denervated peripheral nerves in skeletal muscle Control Anti-CD40L Control Anti-CD40L

Blocking CD40L Improves Neuromuscular Junction Occupancy and Demyelination in SOD1 Mice Source: Lincecum, 2010; ALS Therapy Development Institute, unpublished data. Anti-CD40L treatment reduces macrophage infiltrate resulting in increased neuromuscular junction occupancy Staining: Myelin (green), alpha bungarotoxin acetylcholine receptors (red) 1: Innervated neuromuscular junction 2: Denervated neuromuscular junction Anti-CD40L treatment (MR1) increases survival of large caliber axons

Inflammatory Biomarkers & CD40L Levels are Elevated in Serum of Patients with ALS Source: Brodovitch, 2021; Ots, 2022. Levels of inflammatory biomarkers have been found to be elevated in ALS patients and correlated with disease progression CD40-CD40L signaling between antigen presenting cells and T-cells is upregulated in the blood of 56% of patients with ALS sCD40L levels have also demonstrated correlation with rate of disease progression Serum Biomarker Levels: ALS Patients vs. Controls

Phase 2a ALS: Study Design Day: 1 29 15 101 43 57 71 -28 to -4 12-week, open label, multiple ascending dose level study Four sequential dose cohorts of 9 patients (1 and 2 mg/Kg) and 18 patients (4 and 8 mg/Kg) each Each subject serves as own control by comparing changes from baseline assessment

Phase 2a ALS: Demographics 54 subjects recruited Average age - 59 years old 72% male 96% Caucasian Average baseline ALSFRS-R of 39.5 7 subjects had ALSFRS–R < 35 or ALS Bulbar domain scores ≤ 4 at first infusion Demographics and stage of disease confirm overall recruitment of target population Recruited population generally in line with demographics of ALS in the United States Some patients enrolled who at 1st infusion would not have met screening entry criteria

Phase 2 ALS: Planned Data Generation Pro-inflammatory Biomarkers Exploratory Endpoints Biomarkers of CD40L target engagement Safety & Tolerability Key sub-analyses: Compare subjects who did or not achieve target engagement as defined by a change in CXCL-13 Compare subjects who had target engagement but differed in changes in pro-inflammatory biomarkers (i.e., High vs. Low Responders)

Phase 2a ALS: Safety & Tolerability All adverse events were reviewed by an independent data safety monitoring board that recommended continued dosing 35.2% of patients had 1 or more drug-related adverse events (AEs) No drug-related serious or severe AEs Occurrence of drug-related adverse events was balanced across dose cohorts No thrombosis or signs of platelet activation 2 subjects experienced adverse events leading to withdrawal 1 subject withdrew because of worsening depression in the 1 mg/Kg cohort 1 subject withdrew because of malaise in the 2 mg/Kg cohort Anti-Drug Antibodies detected in ~4.2% of samples ADAs of low titer and did not effect tegoprubart levels

Phase 2a ALS: Key Observed Biomarker Decreases at Week 12

CD40L Target Engagement

Biomarker	Significance at 2mg/Kg	Significance at 4mg/Kg	Significance at 8mg/Kg
CXCL13	X	*p<0.01*	*p<0.0001*
CD40L	*p<0.0001*	*p<0.0001*	*p<0.0001*

Pro-Inflammatory

Biomarker	Significance at 1 or 2mg/Kg	Significance at 4mg/Kg	Significance at 8mg/Kg
TNF-α	X	*p<0.0001*	*p<0.0001*
MCP1	X	X	*p=0.0002*
IL-6	X	X	X
EN-RAGE	X	*p=0.05*	*p=0.02*
CRP	X	*p=0.03*	*p=0.003*

- Up to 23 of 32 inflammatory biomarkers detected were significantly reduced at 4 and 8 mg/Kg dose levels, including: IgA, IgE, IgM, C3, CXCL9 & CXCL10
- IL-1 was not significantly detected in the 54 subject cohort

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Eledon Pharmaceuticals

Monthly Change in ALSFRS-R (% Improvement vs. PRO-ACT) Group All Subjects Baseline Criteria Positive Target Engagement High Responders PRO-ACT (Comparator) -0.83 -0.83 -0.83 -0.83 All -1.02 22.9% n=54 -0.75 (9.6%) n=47 -0.67 (19.3%) N=40 -0.60 (27.7%) n=37 Low Dose (1/2 mgs) -0.89 7.2% n=18 -0.89 7.2% n=18 -0.68 (18.1%) n=11 -0.71 (14.5%) n=10 High Dose (4/8 mgs) -1.08 30.1% n=36 -0.66 (20.5%) n=29 -0.66 (20.5%) n=29 -0.57 (31.3%) n=27 Phase 2a ALS: Monthly Change in ALSFRS-R by Cohort, Baseline Criteria, Target Engagement, and Level of Response All Subjects includes 54 subjects enrolled in the study Baseline Criteria excludes 7 subjects with an ALSFRS-R < 35 at time of first infusion and/or a total aggregate score ≤ 4 out of 12 in the bulbar domains of ALSFRS-R Positive Target Engagement defined as subjects with at least a 10% decrease in CXCL13 Low Dose Subjects without Target Engagement had a mean change of –1.14 or 37.3% vs. PRO-ACT High Responders defined as subjects with a minimum 10% reduction in 75% or more of inflammatory biomarkers

Phase 2 ALS: Data Summary Pro-inflammatory Biomarkers Exploratory Endpoints Biomarkers of CD40L target engagement Safety & Tolerability 35.2% of patients had 1 or more drug-related adverse events (AEs) No drug-related serious or severe AEs Occurrence of drug-related adverse events was balanced across dose cohorts At 4 and 8 mg / kg dose levels, target engagement was demonstrated using CD40L and CXCL13 biomarkers related to T cell and B cell function, respectively Dose dependent, significant reductions were observed in up to 23 of 32 biomarkers, including TNF-α, MCP1, EN-RAGE, and C-Reactive Protein Target engagement and level of reduction in pro-inflammatory biomarkers were associated with a trend in the slowing of disease progression as measured by ALSFRS slope when compared to a cohort from the ALS PRO-ACT database

2022 Execution Priorities Note: Development plans and timelines subject to change based on several factors, including US and global regulatory agency interactions. Complete ALS Phase 2 study and release data Begin Kidney Transplantation clinical trial enrollment Advance tegoprubart subcutaneous formulation Begin Islet Cell Transplantation for Type 1 Diabetes clinical trial enrollment Continue IgA Nephropathy clinical trial enrollment Interim clinical data readouts in up to 3 other open label studies expected by year-end

Q&A

Eledon Pharmaceuticals 19900 MacArthur Blvd., Suite 550 Irvine, California 92612 USA info@eledon.com +1 949-238-8090